UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2016

PETROGRESS, INC

(Exact name of registrant as specified in its charter)

FLORIDA

(State or Other Jurisdiction of Incorporation)

333-184459	27-201962
(Commission File Number)	(IRS Employer Identification No.)

319 Clematis Street, Suite 1008, West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 249-6511

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As previously reported in a Current Report on Form 8-K filed on March 3, 2016, on February 29, 2016, 800 Commerce, Inc., a Florida corporation (the “Company”), entered into a Securities Exchange Agreement (the “Exchange Agreement”) with Petrogres Co. Ltd., a Marshall Islands corporation (“Petrogres”), with Petrogres surviving the Exchange as a wholly-owned subsidiary of the Company.

Prior to the completion of the Exchange on February 29, 2016, pursuant to the consent of the majority of the shareholders of the Company, the following actions to amend the Articles of Incorporation (the “Amendments”) were undertaken by the Company to:

1.	effect an increase in the number of our authorized shares of common stock, par value $0.001 per share, to 490,000,000; and
2.	effect the creation of 10,000,000 shares of preferred stock.

Subsequently, the Company amended its Articles of Incorporation to change the name of the Company to Petrogress, Inc. A majority of the shareholders of the Company approved this change and the name was changed effective March 25, 2016. The Company’s trading symbol was changed to “PGAS” effective April 1, 2016.

As a result of the Exchange Agreement, the historical financial statements of Petrogres will be treated as the historical financial statements of the Company and will be reflected in the Company’s quarterly and annual reports for periods ending after the effective time of the Exchange. Accordingly, beginning with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, the Company will report results of Petrogres and the Company on a consolidated basis.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported in a Current Report on Form 8-K filed on March 3, 2016, on February 29, 2016, 800 Commerce, Inc., a Florida corporation (the “Company”), entered into a Securities Exchange Agreement (the “SEA”) with Petrogres Co. Ltd., a Marshall Islands corporation (“Petrogres”), with Petrogres surviving the Merger as a wholly-owned subsidiary of the Company.

As of the date of the Exchange Agreement, the Exchange Agreement was approved by the Company’s Board of Directors (the “Board”) and the board of directors and shareholders of Petrogres. The Company’s shareholders did not have to approve the Exchange Agreement.

The Company’s shareholders approved the Amendments by written consent of the majority shareholders on February 26, 2016. As a result of the approval of the Amendments, the Exchange was consummated and Petrogres became a wholly-owned subsidiary of the Company.

As a result of the transactions described above, the Company has 160,000,000 shares of common stock issued and outstanding. Petrogres’ sole shareholder received 136,0000 shares of the Company’s common stock in the Exchange.

The foregoing description of the Exchange Agreement is not complete and is qualified in its entirety by reference to the Exchange Agreement, which were previously filed as exhibits to the Current Report filed on March 3, 2016 and is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As a result of the transactions contemplated under the Exchange Agreement, a change of control of the Company occurred. The information provided above in “Item 2.01 – Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K/A is incorporated by reference into this Item 5.01. As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to us, including any pledge by any person of our securities or any of our parents, the operation of which may at a subsequent date result in a change in control of our company.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited consolidated financial statements of Petrogres Co. Ltd. as of and for the years ended December 31, 2015 and 2014, together with the reports of David Friedkin CPA with respect thereto, are included as Exhibit 99.1 and are incorporated by reference herein.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements of the Company as of and for the year ended December 31, 2015 are included as Exhibit 99.2 hereto and are incorporated by reference herein.

(d)	Exhibits.

Exhibit No.	Description
23.1	Consent of David Friedkin CPA.
99.1	Audited consolidated financial statements of Petrogres Co. Ltd. as of and for the years ended December 31, 2015 and 2014.
99.2	Unaudited pro forma condensed combined consolidated financial statements of Petrogress Inc. as of and for the years ended December 31, 2015 and 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROGRESS, INC.

Date: May 13, 2016	By:	/s/ Christos Traios
Name: Christos Traios
Title: Chief Executive Officer